SCHEDULE A

                            (AS OF OCTOBER 1, 2018)

                                     FUNDS

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                                            ANNUAL RATE OF
                                            AVERAGE DAILY
  Series                                    NET ASSETS          EFFECTIVE DATE
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  First Trust International IPO ETF          0.70%              October 10, 2014
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  First Trust NASDAQ Cybersecurity ETF       0.60%              July 2, 2015
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  First Trust IPOX Europe Equity
  Opportunities ETF                          0.70%              October 1, 2018
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